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                                  Exhibit 16.1




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                                                                 January 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



               Re: COMC, INC.


Dear Sir:

        We agree with the disclosure under Item 4 in the Form 8-K/A report of COMC, INC.


               Very truly yours,


               /s/ Oppenheim & Ostrick, CPA's

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